POWER OF ATTORNEY
                             -----------------

     The undersigned constitutes and appoints BRIAN J. SMITH, TERRENCE C. KEARNEY and HENRY WEISHAAR, and each of them individually, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all Securities and Exchange Commission ("SEC") statements of beneficial ownership of securities on Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 16(a), as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     A copy of this power of attorney shall be filed with the SEC. The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorney-in-fact.

     Dated August 25, 2004

                                              /s/ William L. Weiss
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                                                Signature of Reporting Person

                                             William L. Weiss
                                             Director